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                                  EXHIBIT 23.1

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on Research Genetics, Inc. dated February 3, 2000, included in this Form 8-K, into Invitrogen Corporation's previously filed Registration Statements on Form S-8 File No.'s 333-86531, 333-74061.


                                             ARTHUR ANDERSEN LLP

Birmingham, Alabama
February 14, 2000